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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              RDF ACQUISITION CORP.

                                       AND

                           LILLIAN VERNON CORPORATION

                                       AND

                               RUE DE FRANCE, INC.

                                       AND

                     PAMELA F. KELLEY and BRENDAN P. KELLEY

                 Executed on April 6, 2000 as of March 31, 2000


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I             PURCHASE AND SALE OF ASSETS..............................1

Section 1.1           Purchase and Sale of Assets..............................1

Section 1.2           Purchase Price; Assumption of Certain Liabilities;
                      and Non-Assumption of all other Liabilities..............2

Section 1.3           Net Worth Adjustment of the Fixed Portion of the
                      Purchase Price...........................................5

Section 1.4           Manner of Payment........................................8

Section 1.5           The Calculation and Payment of the Contingent
                      Portion of the Purchase Price............................8

ARTICLE II            CLOSING.................................................10

Section 2.1           Time and Place..........................................10

Section 2.2           Deliveries by the Company and the Shareholders..........11

Section 2.3           Deliveries by the Purchaser.............................12

ARTICLE III           CERTAIN COVENANTS OF THE COMPANY,THE SHAREHOLDERS
                      AND THE PURCHASER.......................................13

Section 3.1           Confidentiality; Non-Competition........................13

Section 3.2           Allocation of Purchase Price............................17

Section 3.3           Accounts Receivable Indemnity...........................18

Section 3.4           Employment Agreement....................................19

Section 3.5           Assignment of Proprietary Rights........................19

Section 3.6           Lease Agreement.........................................19

Section 3.7           Bulk Sales Law Compliance...............................19

Section 3.8           Successor Employer......................................19

Section 3.9           Right of First Refusal Agreement........................20

Section 3.10          Stock Options...........................................20

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Section 3.11          Determination Letter....................................21

Section 3.12          Retail Credit Card Sales................................21

ARTICLE IV            REPRESENTATIONS AND WARRANTIES BY THE COMPANYAND
                      THE SHAREHOLDERS WITH RESPECT TO THE COMPANY............21

Section 4.1           Organization, Authorization and Valid and
                      Binding Agreement.......................................21

Section 4.2           Capitalization..........................................22

Section 4.3           No Equity Investments or Subsidiaries...................23

Section 4.4           Consents; No Violation..................................23

Section 4.5           Financial Statements....................................23

Section 4.6           No Undisclosed Liabilities..............................24

Section 4.7           Absence of Certain Changes..............................25

Section 4.8           Certain Tax Matters.....................................26

Section 4.9           Title to Properties; Encumbrances.......................27

Section 4.10          Fixed and Other Tangible Assets.........................28

Section 4.11          Leases..................................................28

Section 4.12          Databases and Software..................................29

Section 4.13          Patents, Trademarks, Copyrights.........................30

Section 4.14          Litigation..............................................30

Section 4.15          Insurance...............................................31

Section 4.16          Catalogs and Customer Profiles..........................31

Section 4.17          Cancellations...........................................32

Section 4.18          Employee Benefit Plans..................................32

Section 4.19          Customer Lists and Disclosure of Confidential
                      Information.............................................38

Section 4.20          Contracts and Commitments...............................39

Section 4.21          Personnel; Sales Representatives........................40

Section 4.22          Labor Relations.........................................41

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Section 4.23          Compliance with Applicable Law..........................42

Section 4.24          Environmental Matters...................................42

Section 4.25          Accounts Receivable.....................................44

Section 4.26          Inventory and Supplies..................................45

Section 4.27          Full Disclosure.........................................45

Section 4.28          (intentionally omitted).................................45

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS......45

Section 5.1           Authorization and Valid and Binding Agreement...........45

Section 5.2           Consents; No Violation..................................46

Section 5.3           Ownership of Shares.....................................46

Section 5.4           No Business Arrangements with Affiliates................47

Section 5.5           (intentionally omitted).................................47

ARTICLE VI            REPRESENTATIONS AND WARRANTIES BY THE PURCHASER.........47

Section 6.1           Organization............................................47

Section 6.2           Authorization...........................................47

Section 6.3           Valid and Binding Agreement.............................48

Section 6.4           Consents; No Violation..................................48

ARTICLE VII           CONDUCT OF BUSINESS OF THECOMPANY SUBSEQUENT
                      TO CLOSING DATE.........................................49

Section 7.1           (intentionally omitted) ................................50

Section 7.2           (intentionally omitted).................................50

Section 7.3           (intentionally omitted).................................50

Section 7.4           (intentionally omitted).................................50

ARTICLE VIII          CERTAIN COVENANTS OF THE PARTIES........................50

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Section 8.1           Consents; Third Parties.................................50

Section 8.2           Supplemental Disclosure.................................50

Section 8.3           Further Assurances......................................51

Section 8.4           Transfer Taxes..........................................51

ARTICLE IX            CLOSING CONDITIONS......................................51

Section 9.1           Conditions to the Obligations of the Purchaser..........51

Section 9.2           Conditions to the Obligations of the Shareholders.......52

ARTICLE X             SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATIONS........54

Section 10.1          Survival of Representations of the Company and
                      the Shareholders........................................54

Section 10.2          Statements as Representations...........................54

Section 10.3          Indemnification of Purchaser Group for Breach of
                      Representation or Warranty..............................54

Section 10.4          Indemnification of Purchaser Group with respect
                      to Third Party Claims...................................55

Section 10.5          Indemnification of the Shareholder Group................55

Section 10.6          Indemnification of Shareholder Group with respect
                      to Third Party Claims...................................56

Section 10.7          Procedure...............................................56

Section 10.8          Remedies Cumulative.....................................58

Section 10.9          Limits on Indemnification Obligations...................58

ARTICLE XI            MISCELLANEOUS...........................................59

Section 11.1          Finder's Fees...........................................59

Section 11.2          Expenses................................................59

Section 11.3          Parties in Interest.....................................59

Section 11.4          Entire Agreement........................................59

Section 11.5          Modification............................................60

Section 11.6          Notices.................................................60

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Section 11.7          Law Governing...........................................61

Section 11.8          Interpretation and Construction.........................61





                                       v



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                              SCHEDULE OF EXHIBITS

         Exhibit A               Pamela F. Kelley Employment Agreement

         Exhibit B               Proprietary Rights Assignments

         Exhibit C               Lease Agreement

         Exhibit D               Right of First Refusal Agreement

         Exhibit E               Lawson & Weitzen, LLP Opinion

         Exhibit F               Salon, Marrow, Dyckman & Newman , LLP
                                 Opinion


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                                LIST OF SCHEDULES

Schedule 1            Index of Defined Terms
Schedule 1.1          Excluded Assets
Schedule 1.2          Assumed Contracts
Schedule 1.3(a)       Form of Audit Report for Closing Net Worth Statement
Schedule 1.5(a)       Projected EBT
Schedule 1.5(b)       EBT Cost Calculation
Schedule 4.1(f)       Licenses and Permits
Schedule 4.4          Required Consents
Schedule 4.6          Undisclosed Liabilities
Schedule 4.7          Absence of Certain Changes
Schedule 4.9          Liens
Schedule 4.10         List of Owned Tangible Assets
Schedule 4.11         Leases
Schedule 4.12         List of Software
Schedule 4.13         List of Patents, Trademarks, Copyrights and Disclosure
                      of Defects
Schedule 4.14(a)      Pending or Threatened Litigation
Schedule 4.14(b)      Notice of Claims or Investigations regarding Product
                      Defects
Schedule 4.15         Insurance
Schedule 4.16(a)      Catalog Mailing Information
Schedule 4.16(b)      Catalog Customer Information
Schedule 4.18(b)      List of Employee Plans
Schedule 4.18(c)      Exceptions to ERISA Representations
Schedule 4.18(c)(5)   Accelerated Vesting Exceptions
Schedule 4.19         Unfulfilled List Rental Obligations
Schedule 4.20(a)      List of Material Contracts
Schedule 4.20(b)      List of Adverse Material Contracts
Schedule 4.21(a)      Employee and Consultant Compensation
Schedule 4.21(b)      Sales Representative Commission Rates
Schedule 4.22         Labor Relations Disclosures
Schedule 4.23(a)      Violations of Law
Schedule 4.23(b)      Notification of Violations of Law
Schedule 4.24         Hazardous Substances and Underground Tanks
Schedule 5.3          Ownership of Shares
Schedule 5.4          Business Arrangements with Affiliates

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

          ASSET PURCHASE AGREEMENT (the "Agreement") executed on April 6, 2000 as of March 31,, 2000 by and among RDF ACQUISITION CORP., a Delaware corporation (the "Purchaser"), LILLIAN VERNON CORPORATION ("LVC"), a Delaware corporation, RUE DE FRANCE, INC., a Rhode Island corporation (the "Company") and PAMELA F. KELLEY and BRENDAN P. KELLEY (collectively, the "Shareholders").

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser all of its assets of every kind and description real, personal and mixed, tangible and intangible, and wheresoever located other than the Excluded Assets;

          WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company and have agreed to be jointly and severally liable with respect to the obligations of the Company hereunder to the Purchaser;

          WHEREAS, LVC, the parent of the Purchaser, has agreed to be jointly and severally liable with respect to the obligations of the Purchaser hereunder to the Company and the Shareholders; and

          WHEREAS, an index of the meaning of capitalized terms is set forth in
Schedule 1 hereof.

          NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

          SECTION 1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement and effective as of the close of business on March 31, 2000 (the

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"Closing Date"), the Company shall sell, transfer, convey, assign and deliver to the Purchaser free and clear of all security interests, liens, encumbrances and liabilities other than Assumed Liabilities and Assumed Contractual Liabilities, and the Purchaser shall purchase, all of the assets of the Company of every kind and description real, personal and mixed, tangible and intangible, and wheresoever located, excepting only those assets (the "Excluded Assets") identified on Schedule 1.1 annexed hereto as the same shall exist on the Closing Date (the "Purchased Assets") including, without limitation, the following:

          (i) cash, cash equivalents, prepaid expenses, deposits, rebates, refunds and marketable securities;

          (ii)  accounts receivable;

          (iii) inventory including work-in-process;

          (iv) catalogs, fliers, brochures, artwork and work in process on catalogs;

          (v)   supplies;

          (vi) machinery, equipment, fixtures, leasehold improvements, furniture and other fixed assets;

          (vii) trademark "Rue de France" and all variations thereof, other trademarks, servicemarks, logos, tradenames, copyrights, patents, customer lists, telephone numbers, domain names, customer and supplier records, manufacturing records and manuals, computer software and all other records and intangibles of the Company and the goodwill associated therewith; and

          (viii) contract rights including, without limitation, open customer purchase orders and warranty rights.

          SECTION 1.2 PURCHASE PRICE; ASSUMPTION OF CERTAIN LIABILITIES; AND NON-ASSUMPTION OF ALL OTHER LIABILITIES.
                        ------------------------------------------------------

         (a) Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Shareholders and the Company contained in this Agreement, and in consideration of the aforesaid sale, transfer,


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conveyance, assignment and delivery of the Purchased Assets as of the Closing
Date, the Purchaser and LVC jointly and severally agree to: (i) pay to the Company an aggregate amount equal to Three Million ($3,000,000) Dollars (the "Fixed Portion of the Purchase Price"), to be adjusted as set forth in Section 1.3, and to be paid in accordance with the provisions of Section 1.4; (ii) pay to the Company a contingent purchase price of up to Two Million ($2,000,000) Dollars based upon earnings of the Purchaser during the five (5) year period following the Closing Date in accordance with the provisions of Section 1.5 (the "Contingent Portion of the Purchase Price"); (iii) assume the Assumed Liabilities; and (iv) assume the liabilities (the "Gap Liabilities") created by the Company during the period between the Closing Date and the Closing and which remain unpaid at the Closing, provided, however, that such liabilities were incurred in the ordinary course of the business of the Company and consistent with past practice and are not Unassumed Liabilities or Default Liabilities and are not shown on the Final Closing Net Worth Statement. For purposes hereof (i) "Assumed Liabilities" shall mean the liabilities accrued on the Final Closing Net Worth Statement and (ii) "Assumed Contractual Liabilities" shall mean liabilities accruing after the Closing Date with respect to the contracts which are listed on Schedule 1.2 hereof (the "Assumed Contracts") and are assigned to Purchaser as of the Closing Date (excluding, however, liabilities accruing on or after the Closing Date with respect to defaults or events occurring prior to the Closing Date, which with the giving of notice or the passage of time, or both, would constitute defaults under any such contract ("Default Liabilities")).

          (b) Except as expressly provided in Subsection 1.2(a) above, neither the Purchaser nor LVC shall be obligated to assume or become liable for, and shall not assume or be liable for, any of the Company's liabilities, obligations, debts, contracts or other commitments of any kind whatsoever, known or unknown, fixed or contingent (collectively, the "Unassumed Liabilities"). The Company shall, and the Shareholders shall cause the Company to, discharge the Funded Debt at Closing and all other Unassumed Liabilities in a timely manner as such become due and


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payable, except as and to the extent same are contested by the Company in good faith. It is expressly agreed, without limiting the generality or the effect of the preceding provisions, that neither the Purchaser nor LVC shall be obligated to assume or become liable for, and shall not assume or be liable for, any of the Company's liabilities or obligations, known or unknown, fixed or contingent, now existing or hereafter arising, which shall relate to (aa) liabilities for borrowed monies including, without limitation, sums owing to the Shareholders and sums owing by the Company to PNC Bank, National Association ("Funded Debt"),
(bb) any Taxes payable with respect to operations of the Company on, prior or subsequent to the Closing Date, including but not limited to Taxes of the Company or the Shareholders which may become due as a result of the transaction herein described; (cc) any product liability claim, product recalls or other product-related claims or expenses with respect to products of the Company shipped on or prior to the Closing Date; (dd) any employee-related liabilities (including, without limitation, employee benefit liabilities and liabilities under Employee Plans) accruing on or prior to the Closing Date, except only that the Company's liability for accrued vacation pay and sick pay as of the Closing Date shall be used in computing Net Worth pursuant to Section 1.3(a)(x) and shall be assumed by Purchaser pursuant to Section 1.2(a); (ee) liabilities arising under Environmental Laws and resulting from actions taken or omitted to be taken by the Company or others on or prior to the Closing Date; (ff) liabilities which arise as a result of, or the existence of which constitutes, a breach of any representation or warranty hereunder; (gg) any Default Liabilities; (hh) any sums owing to the Shareholders or any Affiliates of the Shareholders; (ii) liabilities incurred in violation of any of the terms or provisions of this Agreement; (jj) the expenses referred to in Section 11.2 hereof and (kk) escheat liabilities.

         (c) The Company's payroll for the period through April 2, 2000 (the "Final Payroll") is payable on April 7, 2000. The parties agree that (i) no part of the Final Payroll shall be used in computing Net Worth; (ii) the Company shall pay the Final Payroll in full on April 7, 2000; and (iii) subsequent to Closing, Purchaser shall reimburse the Company but only for that portion of



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the Final Payroll attributable to services rendered by employees to the Company on April 1, 2000 and April 2, 2000.

     SECTION 1.3 NET WORTH ADJUSTMENT OF THE FIXED PORTION OF THE
                 PURCHASE PRICE.
                 ------------------------------------------------

          (a) Within forty-five (45) days after the Closing, the Company shall prepare and deliver to Purchaser a statement (the "Closing Net Worth Statement") of the Net Worth of the Company determined as of the close of business on the Closing Date (the "Closing Net Worth Statement Date" and the "Closing Net Worth"), together with the audit report thereon of Casten, Victor & Company LLP, the Company's and Shareholders' independent auditors (the "Company's Accountants"), which report shall be in the form set forth in Schedule 1.3(a) attached. Thereafter, the Purchaser shall cause PricewaterhouseCoopers LLP ("PWC"), the Purchaser's independent auditors, to review such Closing Net Worth Statement and report and, in furtherance thereof, PWC shall be granted access to the workpapers prepared by the Company's Accountants in connection with its audit of the Closing Net Worth Statement. If PWC or Purchaser object to any aspect of the Closing Net Worth Statement (each item objected to being referred to as a "Disputed Item"), then PWC, Purchaser or LVC shall issue a letter to the Company's Accountants summarizing the Disputed Item, such letter to be issued within forty-five (45) days after Purchaser's receipt of the Closing Net Worth Statement and report thereon of the Company's Accountants. Purchaser shall cause a copy of such letter to promptly be sent to the Shareholders and to their counsel at the addresses set forth in Section 11.6. The fees and expenses of PWC shall be borne by the Purchaser and the fees of the Company's Accountants shall be borne by the Company. For purposes of this Agreement and except as otherwise set forth in this Section, the term "Net Worth" shall mean total assets of the Company minus total liabilities of the Company, calculated in accordance with generally accepted accounting principles applied in a manner consistent with that reflected in the Company's audited financial statements for the years ended December 31, 1999 and December 31, 1998. In computing Net Worth: (v) Excluded Assets, Unassumed Liabilities and Default Liabilities shall be omitted,



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(w) there shall be no reserve for bad debts as the Company and the Shareholders have in this Agreement guaranteed payment of the same, (x) appropriate liabilities and/or reserves shall be established for sales returns and refunds, accrued vacation pay and sick pay, excess and obsolete inventory and outstanding gift certificates, if any, (y) footnotes to the financial statement shall be omitted, and (z) the provisions of Section 1.2(c) shall be complied with.

         (b) If the Company and the Purchaser cannot agree as to the appropriate treatment of any Disputed Item within twenty (20) business days after issuance of the said letter summarizing the Disputed Items, then the Company and the Purchaser shall select within twenty (20) business days thereafter a mutually acceptable nationally recognized accounting firm. For each Disputed Item then remaining, said third accounting firm shall, within ten (10) business days after being selected and in consultation with the Company's Accountants and PWC, determine on an item by item basis whether the Company's Accountants' or PWC's calculation of the Disputed Item(s) shall be used to determine the Closing Net Worth, which determination shall be final and binding (such determination, or earlier calculation agreed to by the Company and the Purchaser, being referred to as the "Final Closing Net Worth", and such statement computing the Final Closing Net Worth being referred to as the "Final Closing Net Worth Statement"). Such third accounting firm shall be permitted complete access to the Company's personnel and financial records, and to workpapers prepared by the Company's Accountants and by PWC to the extent that the Company's Accountants or PWC, as the case may be, considers reasonably necessary. If the parties cannot agree upon a third accounting firm within the time period provided therefor, then either party may apply to the American Arbitration Association for appointment of the same. The fees and expenses of such third nationally recognized accounting firm and of the American Arbitration Association shall be borne equally by the Purchaser and the Company.

          (c) If the Final Closing Net Worth exceeds Five Hundred Thousand ($500,000) Dollars, Purchaser and LVC shall be jointly and severally obligated to pay to the Company the amount of such excess plus the Purchase Price Holdback. If the Final Closing Net Worth is less



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than Four Hundred Thousand ($400,000) Dollars, the Company and the Shareholders
shall be jointly and severally obligated to pay to the Purchaser the amount of such shortfall to the extent the same exceeds the Purchase Price Holdback and the Purchaser shall in such case retain the full Purchase Price Holdback, otherwise the amount of such shortfall shall be deducted from the Purchase Price Holdback and retained by Purchaser and the balance of the Purchase Price Holdback shall then be paid to the Company. If the Final Closing Net Worth is between Four Hundred Thousand ($400,000) Dollars and Five Hundred Thousand ($500,000) Dollars, then Purchaser and LVC shall be jointly and severally obligated to pay the amount of the Purchase Price Holdback to the Company. Any payment required to be made pursuant to this Section 1.3 shall be made in full by wire transfer of immediately available funds within five (5) business days after delivery of the Final Closing Net Worth Statement; provided, however, that notwithstanding anything set forth to the contrary herein, no portion of the Purchase Price Holdback shall be paid to the Company unless and until the Company delivers to Purchaser a Letter of Good Standing, issued by the Rhode Island Division of Taxation, indicating that no Taxes or Tax Returns are owed by the Company to the State of Rhode Island as of the Closing Date. The following hypothetical examples are intended to illustrate the parties' intent as to the calculations described above in this Section 1.3(c):


FINAL CLOSING NET WORTH                                 PAYMENTS

      -0- Full Purchase Price Holdback of $375,000 to Purchaser plus additional $25,000 to Purchaser.

      $250,000 $150,000 to Purchaser from Purchase Price Holdback; balance of $225,000 to Company.

      $375,000 $25,000 to Purchaser from Purchase Price Holdback; balance of $350,000 to Company.

      $400,000      Full Purchase Price Holdback of $375,000 to Company.

      $550,000 Full Purchase Price Holdback of $375,000 to the Company plus additional $50,000 to Company.


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          SECTION 1.4 MANNER OF PAYMENT. (a) At the Closing, the Purchaser shall pay to the Company the Fixed Portion of the Purchase Price less the sum of Three Hundred Seventy-Five Thousand ($375,000) Dollars (the "Purchase Price
Holdback").

          (b) The Contingent Portion of the Purchase Price shall be paid as, if and when earned in accordance with the provisions of Section 1.5 hereof.

          SECTION 1.5 THE CALCULATION AND PAYMENT OF THE CONTINGENT PORTION OF
                      THE PURCHASE PRICE.
                      --------------------------------------------------------

          (a) In addition to the Fixed Portion of the Purchase Price the Purchaser and LVC jointly and severally agree to pay to the Company the Contingent Portion of the Purchase Price contingent upon the Purchaser achieving the earnings before taxes projected by the Company ("EBT") as set forth in
Schedule 1.5(a) annexed hereto ("Projected EBT") during the five (5) fiscal year period of LVC commencing February 27, 2000 (each an "EBT Year" and collectively, the "Earn Out Period") as follows:

          (x) One Million ($1,000,000) Dollars if the Purchaser achieves the Projected EBT for the first three (3) EBT Years on a cumulative basis;

          (y) Five Hundred Thousand ($500,000) Dollars if the Purchaser achieves the Projected EBT for the fourth EBT Year; and

          (z) Five Hundred Thousand ($500,000) Dollars if the Purchaser achieves the Projected EBT for the fifth EBT Year.

          (b) EBT shall be determined in accordance with generally accepted accounting principles consistently applied except that the EBT of the Company for the period March 1, 2000 through the Closing Date shall be added to Purchaser's EBT for the First EBT Year and except that the amortization of any goodwill or any other intangible assets created as a result of the purchase of the Purchased Assets shall not be deducted and if any functions are performed for the Purchaser by LVC or any of its Affiliates such as, but not limited to, accounting, warehousing, purchasing or distribution, then the cost for such functions shall be charged to Purchaser as set


                                       8
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forth in Schedule 1.5(b). In computing EBT, the Purchaser shall be charged interest, fees and costs on all borrowings both short term and long term, outstanding intercompany balances, capital invested in Purchaser by LVC (excepting the Fixed Portion of the Purchase Price and the Contingent Portion of the Purchase Price) and letters of credit at LVC's cost to borrow money or to establish letter of credits, as the case may be.

          (c) The sales of all products using the Rue de France service mark as well as the sales of any other collection of products under any other name whether similar or dissimilar to the Company's current line of products or price points and whether through a catalog, website or other direct marketing medium or through retail stores (each, a "New Business Initiative") which New Business Initiative was developed by Pamela F. Kelley with the approval of LVC shall be conducted by the Purchaser or if conducted by LVC, the Purchaser shall be given credit for the EBT generated by the sales of such products. The foregoing shall not prevent LVC from including in its catalogs products offered for sale by Purchaser and VICE VERSA. Any such New Business Initiative proposed by Pamela F. Kelley shall be subject to the same review and capital budget process as is required by the policies or practices of LVC in effect from time to time with respect to such matters for LVC.

          (d) Payments, if any, due with respect to the Contingent Portion of the Purchase Price ("Contingent Purchase Price Payments") shall be made within ninety (90) days following the end of the third, fourth and fifth EBT Year, as the case may be, and shall be accompanied by a calculation of the Purchaser's EBT in reasonable detail. Purchaser shall also provide the Company with a calculation of Purchaser's EBT within ninety (90) days after the close of the first and second EBT Year. The payment of any earned Contingent Purchase Price Payments shall be conditioned upon Pamela F. Kelley being employed by Purchaser through the end of the applicable EBT Year; provided, however, the foregoing condition shall not apply if she has terminated her employment for cause, the Purchaser has terminated her employment without cause or her employment is terminated by reason of her death or disability. The calculation of



                                       9
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the Purchaser's EBT shall be final and binding upon the Company unless the
Company objects to the same within thirty (30) days after it receives Purchaser's calculation of the same. Such objection shall be in writing and shall set forth in reasonable detail the basis of such objections. If the calculation of the Purchaser's EBT is timely disputed by the Company and the Company and the Purchaser cannot resolve such dispute within thirty (30) days after the Purchaser receives the Company's written objections, then such dispute shall be submitted to the American Arbitration Association in the City of New York for determination in accordance with its rules, and the fees and expenses of the arbitrators and the American Arbitration Association shall be borne equally by the parties.

         (e) Payment of up to one-third (1/3) of the Contingent Portion of the Purchase Price may, at the option of Purchaser, be made by delivering Lillian Vernon Corporation stock (or the stock of any successor corporation) to the Company which shall be valued at the average of the high and low value quoted for such stock on the American Stock Exchange, NASDAQ, or any other recognized exchange or market upon which LVC stock (or the stock of any successor corporation) is traded on the business day immediately preceding the date on which the stock is issued to the Company. Such stock shall bear the customary securities legend recommended by the issuer's counsel at the time of issuance. If LVC stock or the stock of its successor are not listed for trading on a recognized exchange or market, then LVC shall not have the option to pay any part of the Contingent Portion of the Purchase Price by the delivery of Lillian Vernon Corporation stock.

                                   ARTICLE II

                                     CLOSING
                                     -------

         SECTION 2.1 TIME AND PLACE. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Salon, Marrow, Dyckman & Newman, LLP, 685 Third Avenue,



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New York, New York 10017, at 10:00 a.m. local time, on April 6, 2000, or at such other place, time and date as may be agreed upon by the parties.

          SECTION 2.2 DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS. At the Closing, the Company and the Shareholders shall deliver or cause to be delivered to the Purchaser the following:

          (a) Duly executed bills of sale, trademark, copyright and domain name assignments, assignments of leases, assignments of contracts or other instruments of transfer as shall be appropriate to transfer ownership of the Purchased Assets to the Purchaser all in form and substance reasonably satisfactory to Purchaser and its counsel.

          (b) Certificate of Good Standing, certified as of the most recent practicable date by the Secretary of State of the State of Rhode Island.

          (c) (INTENTIONALLY OMITTED)

          (d) A certificate of the Secretary of the Company stating that (i) the resolutions referred to in Section 4.1(b) were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect at the Closing and (ii) the Certificate of Incorporation and by-laws of the Company previously delivered to the Purchaser have not been amended or modified since the date of such delivery.

          (e) The officer's and Shareholders' certificates referred to in
Section 9.1(b).

          (f) The opinions of Company's and the Shareholders' counsel referred to in Section 9.1(d).

          (g) Any consents from third parties required in connection with the execution, delivery and performance of this Agreement (including, without limitation, required consents to the assignment to Purchaser of each of the Assumed Contracts), the Proprietary Rights Assignments, the Employment Agreement, the Lease Agreement and the consummation of the transactions contemplated hereby and thereby.

          (h) The Employment Agreement shall be duly executed and delivered by Pamela F. Kelley.

          (i) The Proprietary Rights Assignments shall be duly executed and delivered by each of the Shareholders.

          (j) The Lease Agreement shall be duly executed and delivered by Captain Vose Associates.

          (k) The Right of First Refusal Agreement shall be duly executed and delivered by Pamela F. Kelley.

          (l) A certificate of amendment to the Certificate of Incorporation of the Company duly executed and in form to be filed changing its name to Ford & Kelley, Inc. or any other name which does not contain any of the words "Rue", "de" or "France".

         (m) All other documents, instruments and writings required to be delivered by the Company or the Shareholders to the Purchaser at the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith.

          (n) A certificate of an officer of the Company stating that the resolutions referred to in Section 4.18(c)(13) were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect at the Closing.

          SECTION 2.3 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser and LVC shall deliver or cause to be delivered to the Company the following:

          (a) Payment of the Fixed Portion of the Purchase Price less the Purchase Price Holdback to the Company by wire transfer of immediately available funds.

          (b) A certificate of an officer of the Purchaser with respect to the resolutions referred to in Section 6.2.

          (c) The officers' certificate referred to in Section 9.2(b).

          (d) The opinion of the Purchaser's counsel referred to in Section 9.2(c).

          (e) The Employment Agreement shall be duly executed and delivered by the Purchaser and LVC.

          (f) The Lease Agreement shall be duly executed and delivered by the Purchaser.

          (g) The Right of First Refusal Agreement shall be duly executed and delivered by LVC.

          (h) All other documents, instruments and writings required to be delivered by the Purchaser or LVC to the Company at the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith.

                                   ARTICLE III

                        CERTAIN COVENANTS OF THE COMPANY,
                       THE SHAREHOLDERS AND THE PURCHASER
                       ----------------------------------

          SECTION 3.1 CONFIDENTIALITY; NON-COMPETITION.
                      ---------------------------------

     (a) Each of the Shareholders and the Company does hereby acknowledge that the Purchaser would be irreparably damaged if Confidential Information of the business and affairs of the Company as conducted and existing on or prior to the Closing were disclosed or utilized on behalf of any person, firm, corporation or other business organization. The Shareholders and the Company, jointly and severally, covenant and agree not to, and to use diligent efforts to cause their agents, employees, affiliates or associates (as the terms "affiliate" and "associate" are defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended, (collectively "Affiliates")) not to, except as required in the ordinary course of employment with the Company, disclose or use any such Confidential Information. "Confidential Information" as used herein shall mean information relating to or concerning any of the products or processes of the Company, its customers or their respective Affiliates and the research, development, sale, manufacture, distribution, marketing, maintenance, support and licensing of the same and the development and exploitation of proprietary rights relating thereto, whether or not any of the foregoing are patentable or copyrightable, including, without limitation, all know-how, technical information, inventions, ideas, concepts, processes, procedures, operations, computer programs and software, research and development plans and results, data bases, specifications, documentation, algorithms, source codes, object codes, program listings, product platforms and architectures, concepts, screens, formats, "look and feel" of proprietary software, trade secrets, technology, product information, customer and supplier lists, financial information, business and marketing plans, the practices and methods of the Company, its customers or their respective Affiliates, and marketing and other relationships between the Company, its customers or their respective Affiliates, employees, agents, consultants and independent contractors, in each case as such information exists on the Closing Date. Confidential Information shall not include information which (i) is disclosed in a printed publication available to the public, is otherwise in the public domain at the time of disclosure, or becomes publicly known through no wrongful act on the part of the recipient, the Company or either of the Shareholders, (ii) is obtained by the recipient lawfully from a third party who is not under an obligation of secrecy to the Company or the Purchaser and is not under any similar restrictions as to use or
(iii) is generally disclosed to third parties by the Company or Purchaser without similar restrictions on such third parties.

     (b) Each of the Shareholders and the Company agrees that neither such Shareholder nor the Company nor any other person or entity under the control of such Shareholder or the Company shall for a period of five (5) years following the Closing Date (the "Restricted Period"), for their account or on behalf of any other person or entity, directly or indirectly, individually (including, without limitation, acting as an employer, employee, consultant, manager, agent, broker, contractor, director, officer) or as a member of any business organization (including, without limitation, as a stockholder, investor, owner, lender, partner, joint venturer, licensor, licensee, distributor but excluding the holding of up to three (3%) percent of the equity securities of any publicly traded company and except as required in the ordinary course of their employment, if any, with the Purchaser) or otherwise:

          (i) engage in the retail or wholesale sale or distribution in the United States of products of the type currently sold by the Company or products of the type sold by the Purchaser during the Restricted Period (collectively, "Restricted Products") whether by direct marketing, through retail stores, over the internet or otherwise;

          (ii) solicit or entice any person who is employed or engaged by the Purchaser or LVC (either as an employee or as an independent contractor) on the Closing Date or thereafter during the Restricted Period to leave the employ of the Purchaser or LVC or to cease rendering services to Purchaser or LVC;

          (iii) employ or engage any person (either as an employee or independent contractor) who is employed or engaged by the Purchaser or LVC on the Closing Date or thereafter during the Restricted Period except with the consent of the Purchaser; provided, however that nothing shall preclude the Shareholders or any person or entity under their control from so employing or engaging any such person who has ceased performing services for the Purchaser or LVC for a period of six (6) months or more provided such person was not solicited or enticed to cease performing services for Purchaser or LVC by the Shareholders or such person or entity.

          (iv) molest or interfere with the goodwill and relationship of the Purchaser with any of the former customers or suppliers of the Company or any customers or suppliers hereafter obtained by Purchaser during the Restricted Period;

          (v) persuade, induce or solicit any of the former customers of the Company or any customers thereafter obtained by the Purchaser during the Restricted Period, to purchase Restricted Products from anyone other than the Purchaser.

     (c) The Shareholders and the Company each acknowledge that the violation by such Shareholder or the Company of any of the foregoing covenants could not reasonably or adequately be compensated by damages in an action at law. Therefore, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Purchaser, its Affiliates or any of their successors or assigns to pursue all other or legal and equitable rights available to them, the Purchaser and its respective Affiliates shall have the right during the Restricted Period to compel specific performance hereof by the Shareholders and the Company or to obtain temporary and permanent injunctive relief against violations hereof by her, him or it, without the necessity of posting a bond or other security, and to require the Company and the Shareholders to account for and pay over to the Purchaser all compensation, profits, monies, accruals, increments or other benefits derived or received as a result of any act constituting a breach of the covenants contained in this Section 3.1, and, in furtherance thereof, to apply to any court with jurisdiction over the parties hereto to enforce the provisions hereof.

     (d) The Purchaser may assign the covenants set forth in this Section 3.1 and all rights and obligations hereunder to any third party who succeeds to all or substantially all of the business and assets of the Purchaser which are acquired from the Company at the Closing. Upon any such assignment by the Purchaser, the term "Purchaser" as used in this Section 3.1 shall be deemed to include any such assignee of the Purchaser, and the assignee shall have the right to enforce all of the Purchaser's rights and remedies hereunder in its own name as if a party hereto in the place and stead of the Purchaser.


     (e) If any provision of this Section or any part hereof or the application hereof to any person or circumstances shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of the provisions of this Section, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Section shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Section, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified or shall be modified by such court to the extent necessary so as to make it valid, reasonable and enforceable.

     SECTION 3.2 ALLOCATION OF PURCHASE PRICE.

     (a) The Fixed Portion of the Purchase Price as adjusted pursuant to Section
1.3 hereof shall be allocated among the Purchased Assets as follows:

          (i) all assets shall be valued at the same value established therefor on the Final Closing Net Worth Statement as finally adjusted with respect to accounts receivable as provided in Section 3.3 hereof;

          (ii) One Hundred Thousand ($100,000) Dollars in the aggregate shall be allocated to the covenants set forth in Section 3.1 hereof (the "Restrictive Covenant Allocation"); and

          (iii) the balance of the Fixed Portion of the Purchase Price, as adjusted, shall be allocated to goodwill.

     (b) The Contingent Portion of the Purchase Price shall be allocated first to imputed interest pursuant to the provisions of Internal Revenue Code Regulation Section 1.1275-4 and related provisions, and the balance shall be allocated to goodwill.

     (c) Each of the Shareholders, the Company, the Purchaser and LVC covenants and warrants:

          (i) that in no tax return hereafter filed by it, or any of its successors or assigns, or by such Shareholder, will it or any of its successors or assigns, or such Shareholder, treat the allocation of the aggregate consideration paid hereunder for the Purchased Assets or the Restrictive Covenant Allocation inconsistently with that set forth in this Section; and

         (ii) that in no tax audit, tax examination, tax review or tax litigation will it or any of its successors or assigns, or such Shareholder, claim or assert that the allocation of the aggregate consideration paid hereunder for the Purchased Assets or the Restrictive Covenant Allocation should be inconsistent with that set forth in this Section; provided, however, that the foregoing shall not be construed to prevent any of the parties from settling with the Internal Revenue Service if it challenges the allocation on such terms as a party may negotiate in its complete discretion.

     SECTION 3.3 ACCOUNTS RECEIVABLE INDEMNITY.

     (a) Within thirty (30) days after the expiration of four (4) months following the Closing the Purchaser shall account to the Company and the Shareholders, in such detail and with such documentation as the Company and the Shareholders may reasonably request, for the payments received by the Purchaser during such four (4) month period (the "Actual Payments") on account of the total amount of accounts receivable reflected on the Final Closing Net Worth Statement ("Statement Accounts").

     (b) If the amount of Actual Payments is less than the Statement Accounts, the Company and the Shareholders shall be jointly and severally obligated to pay to the Purchaser the amount of such difference and upon receipt of such payment the Purchaser shall assign to the Company all of its right, title and interest in and to the Statement Accounts then remaining unpaid.

     (c) Payment pursuant to this Section 3.3 shall be made promptly after acceptance by the Company and the Shareholders of the Purchaser's accounting for the Actual Payments. The Company and the Shareholders shall be deemed to have accepted such accounting if it is not objected to in writing by them within twenty (20) days following receipt of the same. If any objection is timely asserted in writing by the Company or the Shareholders concerning the amount of Actual Payments, and such objection is not resolved within ten (10) days following the Purchaser's receipt of such objection, then either party may refer the matter for arbitration in New York, New York under the rules of the American Arbitration Association, and the fees and expenses of the arbitrator(s) and of the American Arbitration Association shall be borne equally by the parties.

     SECTION 3.4 EMPLOYMENT AGREEMENT. Effective as of the Closing Date Pamela
F. Kelley and the Purchaser and LVC shall execute and deliver an employment agreement and intellectual property protection agreement in the form annexed hereto as Exhibit A (collectively, the "Employment Agreement").

     SECTION 3.5 ASSIGNMENT OF PROPRIETARY RIGHTS. Effective as of the Closing Date each of the Shareholders shall execute and deliver to the Purchaser the Proprietary Rights Assignment in the form annexed hereto as Exhibit B (collectively, the "Proprietary Rights Assignments").

     SECTION 3.6 LEASE AGREEMENT. Effective as of the Closing Date Pamela F. Kelley as general partner of Captain Vose Associates and the Purchaser shall execute and deliver a lease to the premises known as 78 Thames Street, Newport, Rhode Island consisting of approximately 2,250 square feet on the first floor and mezzanine and 1,500 square feet on the third floor in the form annexed hereto as Exhibit C (the "Lease Agreement").

     SECTION 3.7 BULK SALES LAW COMPLIANCE. Effective as of the Closing Date the Company agrees to provide to the Purchaser all information as may be necessary to enable Purchaser to timely comply with "bulk sales" laws of the State of Rhode Island with respect to sales tax or other taxes.

     SECTION 3.8 SUCCESSOR EMPLOYER.

     (a) The Company and the Purchaser each will (i) treat Purchaser as a "successor employer" and the Company as a "predecessor employer", within the meaning of section 3121(a)(1) and 3306(b)(1) of the Internal Revenue Code, with respect to the employees of the Company who become employees of the Purchaser ("Transferred Employees") for purposes of taxes imposed under the United States Federal Insurance Contributions Act ("FICA") and the United States Federal Unemployment Tax Act ("FUTA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

     (b) At the request of the Purchaser with respect to any particular applicable tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax other than taxes imposed under FICA and FUTA, the Company and the Purchaser each will (i) treat the Purchaser as a successor employer and the Company as a predecessor employer, within the meaning of the relevant provisions of such tax law, with respect to Transferred Employees and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such tax law with respect to each Transferred Employee for the calendar year within which the Closing Date occurs.

     SECTION 3.9 RIGHT OF FIRST REFUSAL AGREEMENT. Effective as of the Closing Date Pamela F. Kelley and LVC shall execute and deliver a Right of First Refusal Agreement in the form annexed hereto as Exhibit D (the "Right of First Refusal Agreement").

     SECTION 3.10 STOCK OPTIONS. (a) If, at any time from and after the date hereof, options to acquire an ownership interest in MyMaison.com, LLC (the "LLC") are granted to Pamela F. Kelley ("Pamela"), which options relate to or result from services rendered to the LLC by Pamela at any time on or prior to the date hereof or any time during the period of five (5) years from and after the date hereof, then Pamela shall give prompt written notice to Purchaser of all pertinent details and shall, without further consideration, take all actions reasonably necessary or appropriate in order to transfer and assign such options to Purchaser or as directed by it; provided, however, that (i) Purchaser shall have the right, in its sole and absolute discretion, to reject such transfer and assignment upon written notice to Pamela, in which event Pamela shall be deemed to be discharged from her obligations under and pursuant to this Section 3.10 from and after such written rejection by Purchaser and (ii) Pamela makes no representation that such options will be transferable or assignable, but if they are not transferable or assignable then Pamela agrees, upon Purchaser's payment of the option exercise price, to exercise such options and to promptly thereafter transfer and assign the resulting ownership interest in the LLC to Purchaser or as directed by it.

     (b) Except as set forth in Section 3.10(a), neither of the Shareholders at the date hereof has been informed that he or she will hereafter receive any ownership interests or options to purchase the same, which interests or options relate to or result from services heretofore rendered by them.

     SECTION 3.11 DETERMINATION LETTER. The Company shall deliver to Purchaser a true, complete and correct copy of any determination letter that it receives from the Internal Revenue Service with regard to termination by the Company of its 401(k) plan, such delivery to Purchaser to be made within ten (10) days after the Company or its accountant, lawyer or plan consultant first receives such letter.

     SECTION 3.12 RETAIL CREDIT CARD SALES. All revenues arising from or related to the Purchased Assets and generated by the Company or by Purchaser subsequent to the Closing Date are for Purchaser's account. In furtherance thereof, if the proceeds of any retail credit card sales made on or after the date hereof are credited to the Company's account, then the Company shall remit such collections weekly to the Purchaser. As soon as reasonably practical after the date hereof, the Purchaser will arrange for such sale proceeds to instead be credited to its own account.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY
                AND THE SHAREHOLDERS WITH RESPECT TO THE COMPANY
                ------------------------------------------------

          The Company and the Shareholders jointly and severally hereby represent and warrant to the Purchaser as follows:

          SECTION 4.1 ORGANIZATION, AUTHORIZATION AND VALID AND BINDING
AGREEMENT.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has the corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to own and lease the properties and other assets it presently owns or leases and to carry on its business as presently conducted.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Shareholders and the Board of Directors of the Company and the resolutions adopted by the Shareholders and the Board of Directors of the Company evidencing such authorization were duly and validly adopted, and have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or the transactions contemplated hereby.

     (c) This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and similar laws affecting creditors rights.

     (d) The copy of the Certificate of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of the State of Rhode Island, and the By-Laws, as amended to date, of the Company, as certified by its Secretary previously delivered to the Purchaser are true, complete and correct copies of the Certificate of Incorporation and By-Laws of the Company, as amended and presently in effect.

     (e) The Company is not required to be duly licensed or qualified to do business as a foreign corporation in any jurisdiction nor is it required to nor has it collected sales taxes in any jurisdiction other than the State of Rhode Island.

     (f) The Company has obtained and kept in force all governmental licenses and permits necessary to permit it to carry on the business of the Company as presently conducted, copies of which are annexed hereto as Schedule 4.1(f).

     SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company consists solely of four thousand (4,000) shares of common stock, no par value, of which a total of four thousand

(4,000) shares are outstanding. The Shareholders are the only stockholders of the Company and own all of the outstanding shares of the common stock of the Company free and clear of all liabilities, obligations, claims, liens, options, charges, pledges, encumbrances and restrictions of any kind whatsoever. There are no options, warrants or convertible securities of the Company presently outstanding.

     SECTION 4.3 NO EQUITY INVESTMENTS OR SUBSIDIARIES. The Company does not own nor does it have the right to acquire any interest in any other corporation, limited liability company, joint venture, partnership, limited partnership or any other business organization.

     SECTION 4.4 CONSENTS; NO VIOLATION. Except as set forth in Schedule 4.4, neither the execution nor delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the assignment of the Assumed Contracts), nor the compliance with any of the provisions hereof and thereof, (i) violates any statute or law or any rule, regulation, order, award, judgment or decree of any court or governmental authority, affecting the Company in any material way, (ii) violates or conflicts with or constitutes a default under any contract, commitment, agreement, understanding, arrangement, trust or restriction of any kind to which the Company is a party, by which it is bound or which otherwise in any way affects it, (iii) will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, any liability or obligation of the Company to be accelerated, or will increase any such liability or obligation, (iv) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of any third party or governmental or regulatory authority, foreign or domestic, or (v) violates or conflicts with the Certificate of Incorporation or By-Laws, as amended, of the Company.

     SECTION 4.5 FINANCIAL STATEMENTS.

     (a) The Company has previously delivered to the Purchaser the audited balance sheet of the Company as at December 31, 1997, December 31, 1998 and December 31, 1999 (the latter balance sheet being referred to herein as the "December 31, 1999 Balance Sheet"), and the related statements of income, stockholders' equity and cash flow of the Company for the years then ended, together with the unqualified opinion thereon of the Company's Accountants (the "Financial Statements"). The balance sheets included in such Financial Statements are correct and complete and fairly present the financial position and assets and liabilities (whether absolute, accrued or contingent) of the Company as of the respective dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis, and the statements of income, stockholders' equity and cash flow included in such Financial Statements are correct and complete and fairly present the results of operations and financial position of the Company for the periods indicated, in accordance with generally accepted accounting principles applied on a consistent basis.

     (b) (INTENTIONALLY OMITTED)

     SECTION 4.6 NO UNDISCLOSED LIABILITIES. Except as and to the extent of the amount specifically reflected or accrued for or reserved against in the December 31, 1999 Balance Sheet or disclosed in Schedule 4.6, as of the Closing the Company had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, other than liabilities incurred subsequent to December 31, 1999 in the ordinary course of business and consistent with past practice. The liabilities and reserves (including allowances and accruals) reflected in the December 31, 1999 Balance Sheet are adequate, appropriate and reasonable. Except as set forth in Schedule 4.6, to the Best Knowledge of the Shareholders there is no basis for the assertion against the Company of any such liability or obligation not fully reflected or accrued for or reserved against in the December 31, 1999 Balance Sheet. For purposes of this Agreement "Best Knowledge of the Shareholders" or "Knowledge of the Shareholders" or words of similar import shall mean actual knowledge of any one or more of the Shareholders after due inquiry is made by the Shareholders of the accountants, attorneys and executive officers of the Company.

     SECTION 4.7 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 4.7 or as reflected in the December 31, 1999 Balance Sheet, during the period from December 31, 1999 to Closing the Company has not: (i) suffered any material adverse change in its working capital, financial condition, assets, liabilities, or to the Best Knowledge of the Shareholders, its business or prospects, (ii) experienced any labor relations difficulty, or suffered any material casualty loss (whether or not insured); (iii) made any material change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business; (iv) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating prepaid catalog expenses, any bad debt, contingency or other reserves; (v) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances or liabilities (A) which are reflected or accrued for or reserved against in the December 31, 1999 Balance Sheet and which were paid, discharged or satisfied since December 31, 1999, or (B) which were incurred and paid, discharged or satisfied since December 31, 1999 in the ordinary course of business and consistent with past practice; (vi) permitted or allowed any of its properties or assets (whether real, personal or mixed, tangible or intangible), to be mortgaged, pledged or subjected to any lien or encumbrance, except liens or encumbrances for taxes not yet delinquent; (vii) written-down or determined to write-down or written-up or determined to write-up the value of any inventory, or written-off or determined to write-off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior twelve (12) months; (viii) cancelled any debts or claims, or waived any rights, of substantial value; (ix) sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; (x) granted any increase in the compensation of any officer or employee or accrued or paid any bonus (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or instituted or adopted any new benefit programs, plans or other arrangements for officers or employees, and no such increases or new programs, plans or arrangements are customary on a periodic basis or required by agreement or understanding other than wage increases to hourly employees and annual salary increases to salaried employees in the ordinary course consistent with past practices; (xi) made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment, other than payments by persons other than the Company for which the Company has no liability or obligation to do so; (xii) made any change in any method of accounting or accounting practice; (xiii) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Shareholder, any of the officers or directors of the Company, or any Affiliate thereof; (xiv) paid or declared any dividend or made any other distribution to its Shareholders in respect of their shares or in respect to any loans made by them to the Company or made to the Company and guaranteed by them or (xv) agreed, whether in writing or otherwise, to take any action described in this Section 4.7. Except as and to the extent set forth in Schedule 4.7, since December 31, 1999, the Company has not made any capital expenditures or commitments in excess of Ten Thousand ($10,000) Dollars in the aggregate for additions to property, plant, equipment or intangible capital assets.

     SECTION 4.8 CERTAIN TAX MATTERS.

     (a) The Company has duly filed all Tax Returns required to be filed by it. All such Tax Returns are true, correct and complete, and the Company has duly paid or made provision for the payment of all Taxes which are shown to be due and payable on such Tax Returns. No Federal, state or foreign income tax returns of the Company have been audited by any appropriate taxing authority. No state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authority.

     (b) The Company has withheld from its employees and any other applicable payees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, and withholding on payments to non-United States persons).

     (c) For purposes of this Agreement, (i) "Taxes" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income taxes), payroll, employee and other withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, net worth taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature whether arising before, on or after the Closing Date, and (ii) "Tax Returns" means all reports, elections, estimates, information statements (including 1099 statements) and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

     SECTION 4.9 TITLE TO PROPERTIES; ENCUMBRANCES.

     (a) The Company has good, valid and marketable title to all of its respective properties and assets, tangible and intangible, including, without limitation, all the properties and assets reflected in the December 31, 1999 Balance Sheet (except for inventory sold since

December 31, 1999). None of such properties or assets (or any other properties or assets used in the business of the Company) are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any kind, except (i) liens described on Schedule 4.9 as securing specific liabilities (with respect to which no default exists) and which liens, except as otherwise noted on Schedule 4.9, will be satisfied on or prior to Closing and (ii) liens for current taxes not yet delinquent and taxes for which adequate provision is made in the December 31, 1999 Balance Sheet.

     (b) The Company does not own any real property.

     SECTION 4.10 FIXED AND OTHER TANGIBLE ASSETS. Schedule 4.10 contains an accurate and complete description of all material fixed and other tangible material assets (other than Excluded Assets and inventory and goods for which invoices have not yet been received by the Company) which are owned by the Company on the date of this Agreement. All such assets are currently in use as of the date of this Agreement. The Company has not received notification that it is in violation of any applicable building, zoning, antipollution, health or other law, ordinance or regulation in respect of any of its assets or their operation, which violation remains uncured and no such violation exists.
Schedule 4.10 includes all material fixed and other tangible material assets (other than Excluded Assets and inventory and goods for which invoices have not yet been received by the Company) that are at the date hereof physically located at premises occupied by the Company, except only for assets that are leased pursuant to leases disclosed in Schedule 4.11.

     SECTION 4.11 LEASES. Schedule 4.11 contains a complete list of each lease pursuant to which the Company leases real property or personal property. The Company has previously delivered to the Purchaser complete and accurate copies of all such scheduled leases. All such scheduled leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; there are no existing defaults by the Company with respect to the lease of the premises occupied by it in Middletown, Rhode Island and there are no material defaults by the

Company with respect to any other lease; and, to the Best Knowledge of the Shareholders, there are no existing material defaults by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company with respect to the lease of the premises occupied by it and there are no material defaults by the Company with respect to any other lease; and, to the Best Knowledge of the Shareholders, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any other party thereunder. Except for the consents disclosed in Schedule 4.4 which consents will be obtained on or prior to Closing, all such scheduled leases are assignable to Purchaser without the consent, approval or act of any other party.

     SECTION 4.12 DATABASES AND SOFTWARE. Schedule 4.12 accurately identifies and adequately describes the functions of all significant databases and software owned, sold, licensed, leased or otherwise used in connection with the business of the Company, whether purchased or internally developed ("Software"). The Company has previously delivered to the Purchaser complete and accurate copies of all agreements for such Software. All such agreements are valid, binding and enforceable in accordance with their terms and are in full force and effect; there are no existing defaults by the Company; and, to the Best Knowledge of the Shareholders, there are no existing defaults by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company thereunder; and, to the Best Knowledge of the Shareholders, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. The Company has documentation in reasonable detail relating to all such scheduled Software. All such scheduled Software and, with respect to owned Software, the source codes thereof, have been maintained only at the Company's office in Middletown, Rhode Island. The Company has not sold, licensed, leased or otherwise transferred any ownership interest in or granted any ownership rights to any of its Software. Except for the consents disclosed in Schedule 4.4 which consents will be obtained prior to Closing, all scheduled Software is assignable to Purchaser without the consent, approval or act of any other party. All such software is year 2000 compliant.

     SECTION 4.13 PATENTS, TRADEMARKS, COPYRIGHTS. The Company has the right to use the trademark "Rue de France"and the other trademarks, service marks, logos, trade names and assumed names listed on Schedule 4.13 in the business of the Company as presently conducted; and none other are necessary for the conduct of the business of the Company. Other than copyrights to its catalogs, the Company owns no copyrights. The Company owns no patents. Except as set forth on Schedule 4.13, no party has claimed or asserted that any of the products or copy, nor any processes, methods, designs, formulae, know-how, trade secrets, proprietary information, tradenames, trademarks, service marks, trade dress, trade styles, logos, trade names, assumed names, or designations used by the Company, infringe any patents, trademarks, copyrights, confidential or proprietary rights or any other rights, of another. The Company has the right to manufacture, produce, market, distribute, deliver and sell its products and conduct its business as heretofore conducted under the above referenced tradenames and marks, and the Company has not sold, licensed or otherwise disposed of or transferred or granted any interest in any such rights.

     SECTION 4.14 LITIGATION.

     (a) Except as set forth in Schedule 4.14(a), there is no claim, action, suit, proceeding or investigation pending or threatened against or affecting the Company or the transactions contemplated hereby and to the Best Knowledge of the Shareholders there exists no valid basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 4.14(a) could be reasonably expected to, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of the Company ("Material Adverse Effect").

     (b) Except as set forth on Schedule 4.14(b), (i) the Company is not in receipt of any notice, demand or claim, nor is there any action, suit, inquiry, hearing, proceeding or investigation of a civil, criminal or administrative nature by or before any court or governmental or other regulatory or administrative agency, commission or authority which is pending or threatened, directly or indirectly concerning, relating to, or resulting from any accident, happening, condition or event caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, material, workmanship or claims made (including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations) with respect to any product manufactured, produced, distributed, marketed, delivered or sold by the Company, nor, to the Best Knowledge of the Shareholders, is there any valid basis therefor; and (ii) since January 1, 1994 there has not been any recall, rework, retrofit or post-sale warning or labeling change relating to any risks or warnings, in any such case by the Company concerning any such product or, to the Best Knowledge of the Shareholders, any investigation or consideration of or decision made by any governmental or regulatory entity concerning whether to undertake or not to undertake any such labeling change or recall.

     SECTION 4.15 INSURANCE. Schedule 4.15 sets forth a complete and accurate list of all policies (including their respective expiration dates) of fire, liability, product liability, workmen's compensation, health, title and other forms of insurance presently in effect with respect to the Company. All such policies (i) are valid, outstanding and enforceable policies and (ii) will remain in full force and effect at least through the Closing, subject to the payment of additional premiums when due in the ordinary course.

     SECTION 4.16 CATALOGS AND CUSTOMER PROFILES.

     (a) Schedule 4.16(a) sets forth the catalog mailings made by the Company in 1997, 1998 and 1999, the number of catalogs mailed for each such mailing event, the average amount of dollars per order received, the response rate and the sales per thousand catalogs for each such catalog mailing. The Company does not maintain a record of refunds by catalog or by product nor does it maintain data to enable it to compute its fill rate.

     (b) Schedule 4.16(b) sets forth as of December 31, 1999, the number of mail order customers in the Company's data base (excluding non-United States customers) segmented by recency of purchase, frequency of purchase and amount of purchase.

     SECTION 4.17 CANCELLATIONS. Except for consents required to be obtained from third parties on or before the Closing, neither the execution and delivery of this Agreement, the Lease Agreement, the Proprietary Rights Assignments, the Employment Agreement and the Right of First Refusal Agreement, nor the consummation of the transactions contemplated hereby or thereby, will result in or permit any party (other than parties who have waived such rights prior to the Closing) to terminate or modify any contract including, without limitation, any lease, license, distribution agreement or other Material Contract to which the Company is a party or to cancel or withdraw any unfilled customer orders.

     SECTION 4.18 EMPLOYEE BENEFIT PLANS.

     (a) DEFINITIONS.

     (1) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement, policy or plan and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code as amended (the "Code") providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is, or within the prior five years was, entered into, maintained, contributed to or required to be contributed to by the Company, an ERISA Affiliate, or any predecessor thereof, or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers or covered any employee or former employee, independent contractor or former independent contractor, officer, director or agent of the Company, or any ERISA Affiliate.

          (2) EMPLOYEE PLANS. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          (3) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (4) ERISA AFFILIATE. "ERISA Affiliate" shall mean (A) any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in
Section 414(b) or (c) of the Code, or (B) any entity which is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) which includes the Company.

          (5) MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (A) which the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee, officer, director or agent of the Company, or any ERISA Affiliate.

          (6) PBGC. "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          (7) PENSION PLAN. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) (A) which is or was maintained, administered, contributed to or required to be contributed to, by the Company, any ERISA Affiliate or any predecessor thereof or under which the Company, or any ERISA Affiliate may incur any liability and (B) which covers or covered any employee or former employee, officer, director or agent of the Company, any ERISA Affiliate or any predecessor thereof.

          (8) WELFARE PLAN. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (A) which the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee, independent contractor or former independent contractor, officer, director, or agent of the Company, or any ERISA Affiliate.

     (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Schedule 4.18(b) contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered or made available by the Company to Purchaser (i) each Welfare Plan, Pension Plan and Multiemployer Plan (and, if applicable, related trust, funding and investment agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's or any ERISA Affiliate's employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement (and, if applicable, related trust, funding or investment agreement), including written interpretations thereof and written descriptions thereof which have been distributed to the Company's or any ERISA Affiliate's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (v) all actuarial reports prepared for the last three plan years for each Pension Plan, (vi) a description of complete age, salary, service and related data as of the last day of the last fiscal year for employees and former employees of the Company and each ERISA Affiliate who are entitled to benefits under such plan, and (vii) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan.

     (c) REPRESENTATIONS AND WARRANTIES. Except as set forth in Schedule 4.18(c), the Company represents and warrants as follows:

          (1)  PENSION PLANS.

               (A) No Pension Plan is or has ever been subject to (A) the minimum funding requirements of ERISA or the Code, or (B) Title IV of ERISA. Neither the Company nor any ERISA Affiliate has, or will as of the Closing have, any liability for unpaid contributions with respect to any Pension Plan.

               (B) Each Pension Plan which is intended to be a tax-qualified plan as described in Section 401(a) of the Code, and each related trust agreement, annuity contract or other funding instrument, has been established and operated so as to be qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) from its adoption to date. To the Best Knowledge of the Shareholders, nothing has occurred or, in connection with the transaction contemplated by this Agreement, will occur, that could adversely affect the qualified status of any such Pension Plan.

               (C) Each Pension Plan and each related trust, funding or investment agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance with its terms and, both as to form and in operation, in all material respects with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

               (D) Neither the Company, nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 406 of ERISA.

          (2) MULTIEMPLOYER PLANS.

     None of the Company, any ERISA Affiliate nor any predecessor thereof has, at any time, been a party to or withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively.

     (3) WELFARE PLANS.

          (A) Each Welfare Plan has been maintained in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including but not limited to ERISA and the Code.

          (B) The Company and its ERISA Affiliates have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company or any of its ERISA Affiliates.

          (C) Each Welfare Plan which is a "group health plan," as defined in
     Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 and Part 7 of Title I of ERISA, and Sections 162(l), 4980B and 9801 through 9812 of the Code at all times.

          (4) BENEFIT ARRANGEMENTS. Each Benefit Arrangement has been maintained, in all material respects, in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to ERISA and the Code.

          (5) EFFECT OF TRANSACTION. Except as described in Schedule 4.18(c)(5), the execution of and performance of the transactions contemplated by this Agreement will not constitute an event under any Employee Plan or agreement that will result in any payment (whether severance pay or otherwise), acceleration, vesting or increase of benefits with respect to any employee, former employee, independent contractor or former independent contractor, officer, director or agent of the Company or any ERISA Affiliate.

          (6) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code
     Section 511.

          (7) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company, or any ERISA Affiliate that, individually or collectively, provides for the payment by the Company, or any ERISA Affiliate of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) on account of a change in ownership or effective control as described in
     Section 280G of the Code.

          (8) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. To the Best Knowledge of the Shareholders, none of the Company, any ERISA Affiliate, nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in or, in connection with the transaction contemplated by this Agreement, will engage in, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

          (9) VALIDITY AND ENFORCEABILITY. Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect.

          (10) LITIGATION. There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, investigations or arbitrations which have been threatened, asserted or instituted against the Company, any ERISA Affiliate, any Employee Plan, any fiduciaries of Employee Plans with respect to their duties to any Employee Plan or the assets of any of the trusts under any Employee Plan. To the Best Knowledge of the Shareholders, there do not exist any facts or events which could form the basis for any such claim, lawsuit, audit, investigation or arbitration.

          (11) NO AMENDMENTS. Neither the Company, nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

          (12) NO OTHER MATERIAL LIABILITY. To the Best Knowledge of the Shareholders, no event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of the Company, any ERISA Affiliate to indemnify any person against liability incurred under any statute, regulation or order as they relate to the Employee Plans.

          (13) 401(K) TERMINATION. On or before the Closing Date, the Board of Directors of the Company adopted resolutions terminating the Company's 401(k) plan as of March 31, 2000 and authorizing the officers of the Company to submit that plan to the Internal Revenue Service for a favorable determination as to the effect of the termination of that plan, and such resolutions were not subsequently modified, revoked or rescinded in any respect and are in full force and effect at Closing.

     SECTION 4.19 CUSTOMER LISTS AND DISCLOSURE OF CONFIDENTIAL INFORMATION. (a
Schedule 4.19 sets forth the status as of March 4, 2000 of all list exchange balances and unfilled rental and exchange orders for the Company's customer list. Except for changes in the ordinary course of business, the Company will not have any unfulfilled obligations to exchange list rental names or to rent its customer list. To the Best Knowledge of the Shareholders, the confidentiality of the Company's customer lists has not been breached and has been protected by the customer list brokers and service bureaus employed by the Company to maintain and rent the Company's customer lists.

     (b) The Company has not within the last two years disclosed any confidential information to any third party other than its directors, accountants and attorneys whether pursuant to a confidentiality agreement or not and, to the Best Knowledge of the Shareholders, the confidentiality of the Company's proprietary information has not been breached during such two year period.

     SECTION 4.20 CONTRACTS AND COMMITMENTS.

     (a) Schedule 4.20(a) sets forth a true and complete list of all Material Contracts, by which the Company or any of its assets or any of its employees are bound. For purposes of the foregoing, a "Material Contract" shall mean (whether written or oral) (i) any contract, judgment, order, decree or settlement agreement not made in the ordinary course of business, (ii) any contract which restricts or limits in any way the manner in which the Company conducts its business or uses any of its assets or restricts or limits the activities of any of its employees, (iii) any license to or by the Company of intellectual property rights (other than standard software licenses associated with standard software used by the Company), (iv) any sales agency, dealership, distribution, supply or similar contract, (v) any contract whose remaining term exceeds one
(1) year, (vi) any contract which may require the payment of money or the delivery of products or services the aggregate value of which contract will or may exceed Ten Thousand ($10,000) Dollars during the term thereof excluding purchase and sales orders for inventory, supplies, printing services and list rental orders entered into in the ordinary course of business consistent with past practices provided that no such order will require the payment of money or the delivery of products or services the aggregate value of which will or may exceed Twenty-five Thousand ($25,000) Dollars during the term thereof, (vii) any employment or consulting contract, (viii) any contract with a labor union (ix) any contract with a credit card processor, (x) any contract with a commercial delivery service, (xi) any telecommunication agreement, (xii) any website, software, database development or maintenance contract, or (xiii) any contract with a lender to or other creditor of the Company. The Company has previously delivered or made available to the Purchaser complete and accurate copies of all such scheduled Material Contracts. All such scheduled Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect; there are no existing defaults by the Company; and, to the Best Knowledge of the Shareholders there are no existing defaults by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company thereunder; and, to the Best Knowledge of the Shareholders, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. The legal enforceability after the Closing Date by the Company of any Material Contract will not be affected in any manner by the execution and delivery of this Agreement, the Lease Agreement, the Proprietary Rights Assignments, the Employment Agreement, the Right of First Refusal Agreement, or the consummation of the transactions contemplated hereby and thereby and except as set forth on Schedule 4.4, which consents will be obtained on or prior to Closing, all Material Contracts that are also Assumed Contracts are assignable to Purchaser without the consent, approval or act of any other party.

     (b) Except as set forth in Schedule 4.20(b), no purchase commitment of the Company nor any other Material Contract by which the Company is bound, requires the Company to purchase goods or services or lease property in excess of the normal, ordinary and usual requirements of the Company or at an excessive price nor does any Material Contract require the Company to sell goods or provide services at below market prices.

     SECTION 4.21 PERSONNEL; SALES REPRESENTATIVES.

     (a) Schedule 4.21(a) sets forth (i) the names, ages and titles of all employees of and consultants to the Company and (ii) the amount of the annual compensation payable to each employee and consultant to the Company as of February 29, 2000. As of Closing no such employees are out on leave.

     (b) Schedule 4.21(b) sets forth a complete and correct list of the name and address of each non-employee sales representative or agent currently engaged by the Company and the applicable commission rates with respect to each such person. All agreements between the

Company and any such person described in Schedule 4.21(b) are in full force and effect and, except as noted in Schedule 4.21(b), are cancelable by the Company on not more than ninety (90) days' notice, without penalty.

     (c) The employee policy manual heretofore delivered to the Purchaser contains all current employee policies which have been communicated to the employees of the Company.

     SECTION 4.22 LABOR RELATIONS.

     Except as and to the extent set forth in Schedule 4.22: (i) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of the Company, nor is any currently being negotiated by the Company;
(ii) the Company is in material compliance with all federal, state and local laws and has made all filings required thereby with federal, state and local authorities, including, without limitation, the rules and regulations of the Department of Labor and the Office of Federal Contract Compliance Programs, respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(iii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board; (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; (v) to the Knowledge of the Shareholders, no attempt to organize any group or all of the employees has been made or proposed in the past five (5) years; (vi) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful practices; (vii) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company and no such investigation is in progress; (viii) no private agreement restricts the Company from relocating, closing or terminating any of its operations or facilities; (ix) the Company has not in the past five (5) years experienced any work stoppage or other labor difficulty, and (x) the Company received no notice of any claim or complaint of sexual or other harassment or age or other discrimination made by any employee.

     SECTION 4.23 COMPLIANCE WITH APPLICABLE LAW.

     (a) Except as set forth in Schedule 4.23(a), the Company is not in violation of, except violations which have been waived or cured and which have not recurred and with respect to which there is no ongoing liability, in respect of its operations, real property, intellectual property, equipment and all other aspects of its businesses, any applicable law (whether statutory or otherwise), rule, regulation, order, ordinance, judgment or decree of any governmental authority (federal, state, local or otherwise) (collectively, "Laws"), including but not limited to the Federal Occupational Safety and Health Act, the Federal Trade Commission mail order regulations, U.S. postal regulations, the Worker Adjustment Retraining and Notification Act, the Americans With Disabilities Act and ERISA, which violation or violations, individually or in the aggregate, could have a Material Adverse Effect.

     (b) Except as accurately and completely described in Schedule 4.23(b), the Company has not received any notification of any asserted present or past failure of the Company to comply with any of such Laws, except failures of compliance which have been waived or cured and which have not recurred and with respect to which there is no ongoing liability and failures of compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.24 ENVIRONMENTAL MATTERS.

     (a) DEFINITIONS.

          (1) "ENVIRONMENTAL PROCEEDINGS" means any and all administrative, regulatory or judicial actions, orders, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit, including, without limitation, (A) any and all Environmental Proceedings by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
     (B) any and all Environmental Proceedings by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

          (2) "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. 2011 et seq.; The Occupational Safety and Health Act, as amended, 29 U.S.C. 651 et seq.; or the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. 301 et seq., and any laws regulating the use of biological agents or substances including medical or infectious wastes and the corresponding State laws, regulations and local ordinances, etc. which may be applicable, as any such laws, rules, regulations, etc. have been or may be amended.

          (3) "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          (4) "HAZARDOUS SUBSTANCES" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (B) any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     (b) Except as set forth on Schedule 4.24, (i) the Company has not violated nor is it in violation of any applicable Environmental Law; (ii) the Company has all Environmental Permits necessary to conduct its business and is in compliance with their requirements; (iii) to the Best Knowledge of the Company and the Shareholders none of the properties currently or formerly owned, leased or used by the Company (including, without limitation, soils and surface, ground waters and buildings) is contaminated with any Hazardous Substances as the result of any action or omission of the Company; (iv) there are no past, pending or threatened Environmental Proceedings or circumstances that could reasonably be anticipated to form the basis thereof against the Company; (v) to the best knowledge of the Shareholders, there are not now and never have been any underground storage tanks located on the properties currently or formerly owned, leased or used by the Company.

     SECTION 4.25 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the December 31, 1999 Balance Sheet and all accounts receivable created thereafter are bona fide accounts receivable created in the ordinary course of business on the Company's standard terms and conditions and none of such accounts receivable represent consignment or guaranteed sale arrangements.

     SECTION 4.26 INVENTORY AND SUPPLIES. The Company has inventory and supplies of a quantity and quality sufficient to conduct its business as currently conducted by it and all such inventory is in merchantable condition and, other than inventory that has been written off, is either offered for sale in its current catalog or is planned to be offered for sale in future catalogs or in its retail store or through its web site, and all such supplies are usable.

     SECTION 4.27 FULL DISCLOSURE. (a The Company has fully provided the Purchaser with all information which the Purchaser has requested for deciding whether to purchase the Purchased Assets and all information that the Company believes is reasonably necessary to enable the Purchaser to make an informed decision.

     (b Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Shareholders, there is no fact that the Company has not disclosed to the Purchaser that could reasonably be anticipated to have a Material Adverse Effect.

     SECTION 4.28 (INTENTIONALLY OMITTED)

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder jointly and severally represents and warrants to the Purchaser as follows:

     SECTION 5.1 AUTHORIZATION AND VALID AND BINDING AGREEMENT. Such Shareholder has full power and authority to enter into this Agreement, the Proprietary Rights Assignment and, in the case of Pamela F. Kelley, the Employment Agreement, the Right of First Refusal Agreement and Lease Agreement on behalf of Captain Vose Associates and to carry out the transactions contemplated hereby and thereby and all proceedings, if any, required to be taken by such Shareholder to authorize the execution, delivery and performance of this Agreement, the Lease

Agreement, the Proprietary Rights Assignment, the Employment Agreement and the Right of First Refusal Agreement and all agreements, instruments and documents relating hereto and thereto ("Related Instruments") have been properly taken, or will be taken prior to the Closing. This Agreement has been duly executed and delivered by such Shareholder and the Lease Agreement, Proprietary Rights Assignment, Employment Agreement, the Right of First Refusal Agreement and Related Instruments will upon execution and delivery at the Closing constitute the legal, valid and binding obligation of such Shareholder signing the same enforceable in accordance with its respective terms, except as such enforcement may be affected by bankruptcy, insolvency and similar laws affecting creditors' rights.

     SECTION 5.2 CONSENTS; NO VIOLATION. Neither the execution or delivery of this Agreement, the Lease Agreement, the Proprietary Rights Assignment, the Employment Agreement, the Right of First Refusal Agreement or the Related Instruments, the consummation of the transactions contemplated hereby or thereby, nor the compliance with any of the provisions hereof or thereof by such Shareholder does or will, with or without the giving of notice or the passage of time, or both, violate, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any franchise, mortgage, deed of trust, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which any of the Shareholders or the Company is a party or by which such Shareholder may be bound or affected. None of the execution, delivery or performance of this Agreement, the Lease Agreement, the Proprietary Rights Assignment, the Employment Agreement, the Right of First Refusal Agreement or the Related Instruments by such Shareholder requires the consent or approval of any governmental body or entity.

     SECTION 5.3 OWNERSHIP OF SHARES. Such Shareholder is the lawful record and beneficial owner of the number of Shares set forth opposite such Shareholder's name on Schedule 5.3. On the date hereof such Shares are owned by the Shareholder free and clear of any claims, pledges, security interests, liens or encumbrances or other restrictions or limitations of any kind.

     SECTION 5.4 NO BUSINESS ARRANGEMENTS WITH AFFILIATES. Except as set forth on Schedule 5.4, neither such Shareholder nor any members of his or her family or Affiliates of any of the foregoing or any business organization in which any of the foregoing owns a five (5%) percent or greater equity interest has or has had within the last five (5) years any business dealings either as a supplier of goods or services or as a customer or as a lessor or lessee or otherwise with the Company.

     SECTION 5.5 (INTENTIONALLY OMITTED).

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

     The Purchaser and LVC hereby jointly and severally represent and warrant to the Company as follows:

     SECTION 6.1 ORGANIZATION. Each of LVC and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     SECTION 6.2 AUTHORIZATION. The execution and delivery of this Agreement, the Lease Agreement, the Employment Agreement and the Right of First Refusal Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Purchaser and LVC, as the case may be, and the resolutions adopted by the Board of Directors of the Purchaser and LVC, as the case may be, evidencing such authorization were duly and validly adopted, and have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate proceedings on the part of the Purchaser and LVC are necessary to authorize this Agreement, the Lease Agreement, the Employment Agreement, the Right of First Refusal Agreement or the transactions contemplated hereby or thereby.

     SECTION 6.3 VALID AND BINDING AGREEMENT. This Agreement, the Lease Agreement, the Employment Agreement and the Right of First Refusal Agreement each constitutes a valid and binding agreement of the Purchaser and LVC, as the case may be, enforceable against the Purchaser and LVC, as the case may be, in accordance with its respective terms, except as said enforcement may be affected by bankruptcy, insolvency and similar laws affecting creditors rights.

         SECTION 6.4 CONSENTS; NO VIOLATION. Neither the execution or delivery of this Agreement, the Lease Agreement, the Employment Agreement or the Right of First Refusal Agreement, the consummation of the transactions contemplated hereby and thereby, nor the compliance with any of the provisions hereof and thereof, (i) violates any statute or law or any rule, regulation, order, award, judgment or decree of any court or governmental authority, affecting the Purchaser or LVC in any way, (ii) violates or conflicts with or constitutes a default under any contract, commitment, agreement, understanding, arrangement, trust or restriction of any kind to which the Purchaser or LVC is a party, by which it is bound or which otherwise in any way affects it, (iii) will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of the Purchaser or LVC to be accelerated, or will increase any such liability or obligation, (iv) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of any third party or governmental or regulatory authority, foreign or domestic, or (v) violates or conflicts with or constitutes a default under the Certificate of Incorporation or By-Laws, as amended, of the Purchaser or LVC.

                                   ARTICLE VII

                           CONDUCT OF BUSINESS OF THE
                       COMPANY SUBSEQUENT TO CLOSING DATE

             [The balance of this page is intentionally left blank.]

     The Company and the Shareholders represent that, during the period from the Closing Date to Closing, the Company has conducted its business in the ordinary course and consistent with past practice and exclusively through the Company.

         SECTION 7.1  (INTENTIONALLY OMITTED)
         SECTION 7.2  (INTENTIONALLY OMITTED)
         SECTION 7.3  (INTENTIONALLY OMITTED)
         SECTION 7.4  (INTENTIONALLY OMITTED)

                                  ARTICLE VIII

                        CERTAIN COVENANTS OF THE PARTIES

     SECTION 8.1 CONSENTS; THIRD PARTIES. The Company and the Shareholders covenant and agree to use their respective diligent efforts to obtain all requisite consents and to secure all requisite actions of third parties prior to the Closing and to deliver to the Purchaser, promptly after receipt thereof but in no event later than the Closing, executed counterparts of all such consents or other evidence of such actions. At the request of the Purchaser, the Company will use its best efforts to cause designated insurance policies to be transferred to the Purchaser as of the Closing Date.

     SECTION 8.2 SUPPLEMENTAL DISCLOSURE. The Company and the Shareholders shall have the continuing obligation until Closing to promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental or amended Schedules, and any matters discovered by the Purchaser in the course of its due diligence prior to the Closing Date, shall not be deemed to cure any breach of any representation or warranty made in this Agreement or to have been disclosed as of the date of this Agreement.

     SECTION 8.3 FURTHER ASSURANCES. From time to time (whether at or after the Closing Date), at the request of any other party and without further consideration, and at its own expense, each party will execute and deliver to such other party such other documents, and take such other action, as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     SECTION 8.4 TRANSFER TAXES. Any and all sales and transfer taxes, if any, incurred in connection with this Agreement and the transactions contemplated hereby or resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets by the Company, shall be borne by the Company.

                                   ARTICLE IX

                               CLOSING CONDITIONS

     SECTION 9.1 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. All obligations of the Purchaser hereunder are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties made by the Company and the Shareholders in this Agreement shall be true when made and the Company and the Shareholders shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by them on or prior to the Closing.

     (b) OFFICER'S AND SHAREHOLDERS' CERTIFICATES. The Company by its chief financial officer and each of the Shareholders shall have delivered to the Purchaser a certificate signed by each, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Section 9.1(a).

     (c) CONSENTS. At the Closing, all consents and approvals required by the terms hereof shall continue to be in full force and effect.

     (d) OPINION OF COUNSEL TO THE COMPANY AND THE SHAREHOLDERS. The Purchaser shall have received an opinion of counsel to the Company and the Shareholders, Lawson & Weitzen, LLP and/or such other counsel satisfactory to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Exhibit E.

     (e) (intentionally omitted)

     (f) NO INJUNCTION. There shall not be in effect at the Closing any judgment, order, injunction or decree of any court enjoining the consummation of the transactions contemplated by this Agreement.

     (g) NO GOVERNMENT PROCEEDING OR LITIGATION. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any governmental or other regulatory or administrative agency or commission which in the reasonable judgment of the Purchaser may have a material adverse effect on the business, prospects, financial condition or results of operation of the Company or seeks the imposition of limitations on the ability of the Company to sell or the Purchaser to own the assets of the Company.

     (h) DELIVERIES AT CLOSING. All agreements, instruments, documents, actions and payments required to be executed and delivered or taken or made pursuant to the provisions of Section 2.2 hereof and any other section hereof by one or more of the Company and the Shareholders shall have been duly executed and delivered or taken or made, as the case may be.

     SECTION 9.2 CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS. All obligations of the Company hereunder are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties made by the Purchaser and LVC in this Agreement shall be true when made and the Purchaser and LVC shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by it on or prior to the Closing.

     (b) OFFICER'S CERTIFICATE. The Purchaser and LVC shall each have delivered to the Company a certificate of its officer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 9.2(a).

     (c) OPINION OF COUNSEL TO THE PURCHASER. The Company shall have received an opinion of counsel to the Purchaser and LVC, Salon, Marrow, Dyckman & Newman, LLP, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit F.

     (d) NO INJUNCTION. There shall not be in effect at the Closing any judgment, order, injunction or decree of any court enjoining the consummation of the transactions contemplated by this Agreement.

     (e) NO GOVERNMENTAL PROCEEDING OR LITIGATION. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any governmental or other regulatory or administrative agency or commission which seeks the imposition of limitations on the ability of the Company to sell or Purchaser to own the assets of the Company.

     (f) DELIVERIES AT CLOSING. All agreements, instruments, documents, actions and payments required to be executed and delivered or taken or made pursuant to the provisions of Section 2.3 hereof and any other section hereof by the Purchaser shall have been duly executed and delivered or taken or made, as the case may be.

                                    ARTICLE X

                                   SURVIVAL OF
                      REPRESENTATIONS AND INDEMNIFICATIONS

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS OF THE COMPANY AND THE SHAREHOLDERS. All representations and warranties made by the Company and the
Shareholders in this Agreement or pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto; provided, however, that, except with respect to the representations and warranties of the Shareholders contained in Article 5 hereof and the representations and warranties contained in Sections 4.1 ("Organization, Authorization and Valid and Binding Agreement"), 4.2 ("Capitalization"), 4.8 ("Certain Tax Matters"), 4.9 ("Title to Properties; Encumbrances") and 4.24 ("Environmental Matters") hereof each of which representations and warranties shall survive for the applicable statue of limitations, the representations and warranties contained in this Agreement shall expire on the date which is three
(3) years after the Closing Date unless a claim has been made by a member of the Purchaser Group on or prior to such date or a member of the Purchaser Group has given notice of a potential claim setting forth the facts with respect thereto on or prior to such date.

         SECTION 10.2 STATEMENTS AS REPRESENTATIONS. All statements contained in this Agreement, the Schedules or any certificate delivered pursuant hereto shall be deemed representations and warranties for all purposes of this Agreement.

     SECTION 10.3 INDEMNIFICATION OF PURCHASER GROUP FOR BREACH OF REPRESENTATION OR WARRANTY. Upon the terms and subject to the conditions of this
Article X, the Company and the Shareholders hereby agree jointly and severally to indemnify, defend and hold harmless the Purchaser and each Affiliate of the Purchaser (collectively, the "Purchaser Group") from and against all losses, damages, liabilities, costs and expenses, including, without limitation, Environmental Response Costs, interest, penalties, costs of defense, and reasonable attorneys' and expert fees and expenses asserted against, resulting to, imposed upon or incurred by any member of the Purchaser Group, directly or indirectly, by reason of or resulting from (i) a breach of any agreement, covenant, representation or warranty of the Company or any of the Shareholders contained in or made pursuant to this Agreement, the Proprietary Rights Assignment or the Employment Agreement or any facts or circumstances constituting such a breach or (ii) any of the matters disclosed in Schedule 4.14(a) or Schedule 4.14(b) (collectively "Purchaser Claims"). Environmental Response Costs shall mean the cost of any required or necessary investigation, testing, monitoring, repair, clean up, detoxification, decontamination, preparation of any closure or other required plans, removal, response or remedial action at or relating to the properties currently or formerly owned, leased or used by the Company or its predecessors or arising out of activities undertaken prior to Closing by the Company.

     SECTION 10.4 INDEMNIFICATION OF PURCHASER GROUP WITH RESPECT TO THIRD PARTY CLAIMS. Upon the terms and subject to the conditions of this Article X, the Company and the Shareholders hereby agree jointly and severally to indemnify, defend and hold harmless the Purchaser Group from and against all claims, demands, causes of action, assessments, liabilities, costs and expenses including, without limitation, Environmental Response Costs, interest, penalties, costs of defense and reasonable attorney and expert fees and expenses (collectively, "Third Party Claims") asserted against any member of the Purchaser Group by any third party with respect to liabilities of the Company or acts or omissions of the Company accruing or taken or omitted to be taken on or prior to the Closing including, without limitation, any such Third Party Claim asserted by any governmental instrumentality or any customer, supplier, employee or consultant of or to the Company other than Third Party Claims arising out of the failure of the Purchaser to timely pay or perform the Assumed Liabilities or Assumed Contractual Liabilities.

     SECTION 10.5 INDEMNIFICATION OF THE SHAREHOLDER GROUP. Upon the terms and subject to the conditions of this Article X, the Purchaser and LVC hereby agree jointly and severally to indemnify, defend and hold harmless the Company and the Shareholders (collectively, the "Shareholder Group") from and against all losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, costs of defense, and reasonable attorneys' and expert fees and expenses asserted against, resulting to, imposed upon or incurred by any member of the Shareholder Group, directly or indirectly, by reason of or resulting from (i) a breach of any agreement, covenant, representation or warranty of the Purchaser contained in or made pursuant to this Agreement or the Employment Agreement or any facts or circumstances constituting such a breach and (ii) the conduct of Purchaser's business and the ownership of the Purchased Assets after the Closing (collectively, "Shareholder Claims").

     SECTION 10.6 INDEMNIFICATION OF SHAREHOLDER GROUP WITH RESPECT TO THIRD PARTY CLAIMS. Upon the terms and subject to the conditions of this Article X, the Purchaser and LVC hereby agree jointly and severally to indemnify, defend and hold harmless the Shareholder Group from and against any Third Party Claims asserted against any member of the Shareholder Group with respect to liabilities of the Purchaser or acts or omissions of the Purchaser accruing or taken or omitted to be taken after the Closing, including, without limitation, any such Third Party Claim asserted by any governmental instrumentality or any customer, supplier, employee or consultant of or to the Purchaser arising out of the failure of the Purchaser to timely pay or perform the Assumed Liabilities or the 60-month Lease Agreement by and between AT&T Capital Corporation and Rue de France, Inc. dated July, 1998 for telephone equipment or any other Assumed Contractual Liabilities.

     SECTION 10.7 PROCEDURE.

     (a) Whenever any Purchaser Claim, Third Party Claim or Shareholder Claim (collectively, a "Claim") shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify each party from whom indemnification is due (the "Indemnifying Party") of the Claim and, when known, the facts which form the basis for such Claim. In the event of any such Claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third person, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The failure to promptly give any such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure adversely prejudices the Indemnifying Party. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, unless a proceeding shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have acknowledged its obligations to indemnify the Indemnified Party and have taken control of such proceeding after notification thereof, as provided in Section 10.7(b) of this Agreement.

     (b) In connection with any Claim giving rise to indemnity hereunder resulting from or arising out of any claim, tax assessment or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party acknowledging its obligations to indemnify the Indemnified Party hereunder with respect to such Claim, assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may participate in any such proceeding and be represented by attorneys of its or their own choosing, with the fees and expenses of such counsel to be at the sole expense of the Indemnified Party unless (i) the Indemnifying Party shall not have notified the Indemnified Party in writing that it will assume the defense of such claim and pay all liabilities relating thereto and employed counsel reasonably acceptable to the Indemnified Party as contemplated by this sentence or (ii) the named parties to any such proceeding include both (x) any or all of the Indemnified Parties hereunder and (y) any or all of the Indemnifying Parties hereunder and representation of both groups by the same counsel would be inappropriate due to the conflict of interest between them, and in either of such circumstances the fees and expenses of such counsel shall be the sole expense of Indemnifying Party. The foregoing notwithstanding, if such proceeding involves both a Claim or Claims subject to indemnification hereunder and a claim or claims not subject to

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



indemnification hereunder, then the expenses of counsel shall be equitably shared. The Indemnifying Party shall not settle or compromise such action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed (other than settlements that involve only the payment of money as to which no consent shall be required). If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within twenty-five (25) days after notice of such Claim is given, (i) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may in its sole discretion deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

     SECTION 10.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party hereto.

     SECTION 10.9 LIMITS ON INDEMNIFICATION OBLIGATIONS. The Company and the Shareholders shall have no liability or obligation to the Purchaser for breaches of representations or warranties under Article X of this Agreement (other than any such liability or obligation arising under Sections 1.3, 3.1 and 3.3 hereof or pertaining to Unassumed Liabilities and all costs incurred by Purchaser in defending against any such claim or enforcing its rights hereunder including, without limitation, legal and accounting fees) until the aggregate amount of such liabilities and obligations exceed Twenty-five Thousand Dollars ($25,000), in which event the Company and the Shareholders shall be jointly and severally liable and obligated for the entire amount of the excess thereof. The aggregate liability of the Company and the Shareholders for breaches of representations or warranties under Article X of this Agreement hereby shall be limited to (x) the sum of (A) the Fixed Portion of the Purchase Price plus (B) the Assumed


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Liabilities less (y) federal and state taxes actually paid by the Shareholders with respect to the foregoing purchase price and assumption of liabilities.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 FINDER'S FEES. Each of the Shareholders, the Company, the Purchaser and LVC represents and warrants that it has not dealt with any third party as a finder, broker or advisor in connection with the transactions contemplated by this Agreement except that LVC has dealt with PaineWebber Incorporated whose fees and expenses it shall be solely responsible for.

     SECTION 11.2 EXPENSES. The Company and the Shareholders shall bear all fees and expenses incurred by any of the Shareholders or the Company in connection with the negotiation, execution and delivery of this Agreement, the Lease Agreement, the Proprietary Rights Assignments, the Employment Agreement, Right of First Refusal Agreement and Related Instruments and the consummation of the transaction contemplated thereby, and all prior activities related to the sale of the assets of the Company. The Purchaser shall bear all fees and expenses incurred by the Purchaser and its affiliates in connection with the negotiation, execution and delivery of this Agreement, the Lease Agreement, the Proprietary Rights Assignments, the Employment Agreement, and Related Instruments and the consummation of the transaction contemplated thereby.

     SECTION 11.3 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto.

     SECTION 11.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules referred to herein or delivered pursuant hereto, contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to its subject matter including, without limitation, the letter of intent among the parties dated February 15, 2000.


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


     SECTION 11.5 MODIFICATION. This Agreement may not be altered, modified or amended unless such alteration, modification or amendment is in writing and signed by the parties to this Agreement nor may this Agreement be terminated except by a writing signed by the parties to this Agreement; and no waiver of any breach of any condition, provision or term of this Agreement on any one occasion shall be deemed to be a waiver of any subsequent breach of any condition, provision or term of this Agreement on any other occasion whether of like or different nature.

     SECTION 11.6 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by recognized overnight courier service such as Federal Express, Airborne or DHL, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by fax (if confirmed), as follows: If to the Company:

              Ford & Kelley, Inc.
              28 Jacome Way
              Middletown, Rhode Island 02842
              Fax No. (401) 846-6821
              Attention: Pamela F.  Kelley

     If to the Shareholders:

              Pamela F.  Kelley
              Brendan P. Kelley
              20 Willow Street
              Newport, Rhode Island 02840

     Copy in each case to:

              Lawson & Weitzen, LLP
              425 Summer Street
              Boston, Massachusetts 02210
              Fax No. (617) 439-4990
              Attention: George E. Christodoulo


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


     If to the Purchaser or LVC:

             c/o Lillian Vernon Corporation
             One Theall Road
             Rye, New York 10580-1450
             Fax No. (914) 925-1444
             Attention: Chief Executive Officer

     Copy in each case to: .....

             Salon, Marrow, Dyckman & Newman, LLP
             685 Third Avenue
             New York, New York 10017
             Fax No. (212) 661-3339
             Attention:  Joel Salon, Esq.

Any such notice, report, claim, demand or other communication shall be effective upon delivery if given or delivered in person or by overnight courier service, or upon receipt if sent by fax which is confirmed by regular mail, or on the third business day following mailing if mailed as provided above. Failure to accept a notice shall not invalidate the same. Any party may change its address for purposes hereof by written notice in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     SECTION 11.7 LAW GOVERNING.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York for agreements entered into and to be performed entirely within the State of New York, without regard to its conflict of laws rules.

     SECTION 11.8 INTERPRETATION AND CONSTRUCTION.

     (a) The captions set forth in this Agreement, and the titles set forth in the Schedules attached hereto, are for convenience only and shall not be considered as part of this Agreement or the Schedules, respectively, or as in any way limiting or amplifying the terms and provisions hereof or thereof.

     (b) This Agreement shall be construed according to its fair meaning as if prepared jointly by the parties hereto.


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


     (c) Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof.

     (d) If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provisions, and, to this end, the provisions of this Agreement are intended and shall be deemed severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any way. In the event any such provision is found to be unlawful or otherwise unenforceable, the parties hereto agree to negotiate in good faith to modify the void or unenforceable provision, but only to the extent necessary to make such provision valid and enforceable having full regard for all applicable laws and the interests and purposes of the parties in entering into this Agreement.

     (e) This Agreement may be executed in counterparts and by fax, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned on the date first above written.



                                            RUE DE FRANCE, INC.





                                            By:_________________________________
                                                 Pamela F.  Kelley, President


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


                                         RDF ACQUISITION CORP.


                                         By:_________________________________
                                              Kevin A. Green, President


                                         LILLIAN VERNON CORPORATION


                                         By:_________________________________
                                              Lillian Vernon, CEO


                                         ____________________________________
                                              Pamela F.  Kelley


                                         ____________________________________
                                              Brendan P. Kelley


                                         As to Section 3.6 only:


                                         CAPTAIN VOSE ASSOCIATES


                                         By:_________________________________
                                            Pamela F.  Kelley, General Partner


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




                      SCHEDULE 1 -- INDEX OF DEFINED TERMS

DEFINITION                                                    LOCATION
----------                                                    --------
"Actual Payments"                                             Section 3.3(a)
"Affiliate"                                                   Section 3.1(a)
"affiliated service group"                                    Section 4.18(a)(4)
"Agreement"                                                   Preamble
"Assumed Contracts"                                           Section 1.2
"Assumed Contractual Liabilities"                             Section 1.2(a)
"Assumed Liabilities"                                         Section 1.2(a)
"Benefit Arrangement"                                         Section 4.18(a)(1)
"Best Knowledge of the Shareholders"                          Section 4.6
"Claim"                                                       Section 10.7(a)
"Closing"                                                     Section 2.1
"Closing Date"                                                Section 1.1
"Closing Net Worth"                                           Section 1.3(a)
"Closing Net Worth Statement"                                 Section 1.3(a)
"Closing Net Worth Statement Date"                            Section 1.3(a)
"Code"                                                        Section 4.18(a)
"Company"                                                     Preamble
"Company's Accountants"                                       Section 1.3(a)
"Confidential Information"                                    Section 3.1(a)
"Contingent Portion of the Purchase Price"                    Section 1.2(a)
"Contingent Purchase Price Payments"                          Section 1.5(d)
"December 31, 1999 Balance Sheet"                             Section 4.5(a)
"Default Liabilities"                                         Section 1.2(a)
"Disputed Item"                                               Section 1.3(b)
"Earn Out Period"                                             Section 1.5(a)
"EBT"                                                         Section 1.5(a)
"EBT Year"                                                    Section 1.5(a)
"employee pension benefit plan"                               Section 4.18(a)(7)
"Employee Plans"                                              Section 4.18(a)(2)
"employee welfare benefit plan"                               Section 4.18(a)(8)
"Employment Agreement"                                        Section 3.4
"Environmental Claims"                                        Section 10.3(c)
"Environmental Laws"                                          Section 4.24(a)(2)
"Environmental Permits"                                       Section 4.24(a)(3)
"Environmental Proceedings"                                   Section 4.24(a)(1)
"Environmental Response Costs"                                Section 10.3
"ERISA"                                                       Section 4.18(a)(3)
"ERISA Affiliate"                                             Section 4.18(a)(4)
"Excluded Assets"                                             Section 1.1
"FICA"                                                        Section 3.8
"Final Closing Net Worth"                                     Section 1.3(b)
"Final Closing Net Worth Statement"                           Section 1.3(b)
"Final Payroll"                                               Section 1.2(c)
"Financial Statements"                                        Section 4.5
"Fixed Portion of the Purchase Price"                         Section 1.2(a)
"Funded Debt"                                                 Section 1.2(b)


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



                              SCHEDULE 1 (CONT'D.)

DEFINITION                 .                                  LOCATION
----------                                                    --------
"FUTA"                                                        Section 3.8
"Gap Liabilities"                                             Section 1.2(a)
"Hazardous Substances"                                        Section 4.24(a)(4)
"Indemnified Party"                                           Section 10.7(a)
"Indemnifying Party"                                          Section 10.7(a)
"Knowledge of the Shareholders"                               Section 4.6
"LLC                                                          Section 3.10
"Laws"                                                        Section 4.23(a)
"Lease Agreement"                                             Section 3.6
"Material Adverse Effect"                                     Section 4.14(a)
"Material Contracts"                                          Section 4.20(a)
"multiemployer plan"                                          Section 4.18(a)(5)
"Net Worth"                                                   Section 1.3(a)
"New Business Initiatives"                                    Section 1.5(c)
"Pamela"                                                      Section 3.10
"PBGC"                                                        Section 4.18(a)(6)
"Pension Plan"                                                Section 4.18(a)(7)
"Predecessor Employer"                                        Section 3.8
"Proprietary Rights Assignments"                              Section 3.5
"Projected EBT"                                               Section 1.5(a)
"Purchase Price Holdback"                                     Section 1.3(c)
"Purchased Assets"                                            Section 1.1
"Purchaser"                                                   Preamble
"Purchaser Claims"                                            Section 10.3(a)
"Purchaser Group"                                             Section 10.3(a)
"PWC"                                                         Section 1.3(a)
"Related Instruments"                                         Section 5.1
"Restricted Period"                                           Section 3.1(b)
"Restricted Products"                                         Section 3.1(b)
"Restrictive Covenant Allocation"                             Section 3.2(a)(ii)
"Right of First Refusal Agreement"                            Section 3.9
"Shareholder Claims"                                          Section 10.5
"Shareholder Group"                                           Section 10.5
"Shareholders"                                                Preamble
"Software"                                                    Section 4.12
"Statement Accounts"                                          Section 3.3(a)
"Successor Employer"                                          Section 3.8
"Tax Returns"                                                 Section 4.8(c)
"Taxes"                                                       Section 4.8(c)
"Third Party Claims"                                          Section 10.4(d)
"Transferred Employees"                                       Section 3.8
"Unassumed Liabilities"                                       Section 1.2(b)
"voluntary employee' beneficiary association"                 Section 4.18(a)(1)
"Welfare Plan"                                                Section 4.18(a)(8)


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